Exhibit 5.3

May 3, 2012

Board of Directors

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

Ladies and Gentlemen:

We are acting as counsel to Western Alliance Bancorporation, a Nevada corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $200 million in aggregate amount of one or more series of the following securities of the Company: (i) unsecured debt securities (the “Debt Securities”); (ii) shares of preferred stock, $0.0001 par value per share (the “Preferred Shares”); (iii) shares of common stock, $0.0001 par value per share (the “Common Shares”); (iv) warrants to purchase Debt Securities (the “Debt Warrants”); (v) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vi) warrants to purchase Common Shares (the “Common Stock Warrants”); (vii) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (viii) units consisting of any two or more Securities (as defined herein) (the “Units”); and (ix) purchase contracts to purchase Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Shares (the “Purchase Contracts” and, together with the Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants, Units and Depositary Shares, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and/or the applicable prospectus supplement and in accordance with the Company’s amended and restated articles of incorporation and amended and restated by-laws and applicable Nevada corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to a “senior indenture” and any subordinated Debt Securities will be issued pursuant to a “subordinated indenture,” substantially in the forms of such indentures filed as Exhibits 4.10 and 4.11, respectively, to the Registration Statement, with items shown in such exhibits as subject to completion completed in a satisfactory manner; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent; (ix) any Purchase Contracts will be issued under one or more agreements, each to be between the Company and a financial institution or other party identified therein; (x) prior to any issuance of Preferred Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Nevada; (xi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (xii) if being sold by the issuer thereof, the

Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xiii) the Company will remain a Nevada corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Preferred Stock Warrants or Common Stock Warrants, under the purchase contract agreement for any Purchase Contracts, under the unit agreement for any Units and under the deposit agreement for any Depositary Shares, namely, the trustee, the warrant agent, the unit agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, purchase agreement, unit agreement, or deposit agreement, as applicable; that such indenture, warrant agreement, purchase agreement, unit agreement or deposit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, purchase agreement, unit agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, purchase agreement, unit agreement or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants or Purchase Contracts), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b) The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(c) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(d) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(f) The Purchase Contracts, upon due execution and delivery of an agreement relating thereto on behalf of the Company and the agent identified therein, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

(g) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying securities that are components of such Units in accordance with any applicable unit agreement and the applicable indenture (in the case of the underlying Debt Securities), certificate of designations (in the case of underlying Preferred Shares), deposit agreement (in the case of underlying Depository Shares), warrant agreement (in the case of underlying Debt Warrants, Preferred Stock Warrants and Common Stock Warrants) or purchase contract agreement (in the case of underlying Purchase Contracts), and assuming that the underlying securities that are components of such Units have been duly and properly authorized for such issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

The opinions expressed above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

DLA Piper LLP (US)

3